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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration of $125 million of Capital Securities and to the incorporation by reference therein to our report dated February 24, 1998, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

April 15, 1998